EXECUTION COPY
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                              AMENDED AND RESTATED

                              ASSET SALE AGREEMENT

                                     BETWEEN

                          MOBILE SATELLITE VENTURES LLC

                                       AND

                              MOTIENT SERVICES INC.


                                   DATED AS OF
                                 January 8, 2001



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

                                TABLE OF CONTENTS

                                                                            Page
1.
      DEFINITIONS............................................................1
2.    CLOSING OF ASSET
      SALE...................................................................1
      2.1.     Sale of
               Assets........................................................1
      2.2.     Purchase Price; Initial
               Payment.......................................................2
      2.3.     Description of Subject
               Assets........................................................2
      2.4.     Excluded Assets; Unassignable
               Contracts.....................................................5
      2.5.     Assumption of Specified
               Liabilities...................................................6
      2.6.     Closing; Closing
               Date..........................................................7
      2.7.     Agreement on Disposition of Purchase
               Price.........................................................7
3.    ADDITIONAL UNDERTAKINGS AND
      COVENANTS..............................................................9
      3.1.     Consents and
               Approvals.....................................................9
      3.2.     Operation of Business of Motient
               Services.....................................................10
      3.3.
               Disclosure...................................................11
      3.4.     News
               Releases.....................................................11
      3.5.
               General......................................................11
      3.6.     Bulk Sales
               Laws.........................................................12
      3.7.     Access to Information; Basic Financial
               Information..................................................12
               3.7.1.  Access to
                       Information..........................................12
               3.7.2.  Basic Financial
                       Information..........................................12
      3.8.     Covenant to Perform Certain
               Obligations..................................................13
      3.9.     Update of Disclosure
               Schedules....................................................14
4.    REPRESENTATIONS AND WARRANTIES OF MOTIENT
      SERVICES..............................................................14
      4.1.     Organization and
               Standing.....................................................14
      4.2.
               Subsidiaries.................................................15
      4.3.
               Noncontravention.............................................15
      4.4.     Real
               Property.....................................................15
      4.5.
               Assets.......................................................15
      4.6.
               Insurance....................................................16
      4.7.     Intellectual
               Property.....................................................16
      4.8.     Debt
               Instruments..................................................16
      4.9.
               Leases.......................................................16
      4.10.    Material
               Agreements...................................................17
      4.11.    Litigation;
               Disputes.....................................................18
      4.12.    Labor Relations;
               Employees....................................................18
      4.13.
               Taxes........................................................19
      4.14.    Restrictions and
               Consents.....................................................19
      4.15.
               Authorization................................................19
      4.16.    Absence of
               Violation....................................................20
      4.17.    Binding
               Obligation...................................................20
      4.18.    Financial
               Statement....................................................20
      4.19.    Absence of Undisclosed
               Liabilities..................................................20
      4.20.    Material Adverse
               Change.......................................................21
      4.21.    Assets Used in Satellite Communications
               Business.....................................................21
      4.22.
               Licenses.....................................................21
      4.23.    Transactions with
               Affiliates...................................................21
      4.24.    Employee Benefit
               Plans........................................................21
      4.25.    Environmental
               Matters......................................................22
5.    REPRESENTATIONS AND WARRANTIES OF
      NEWCO.................................................................23
      5.1.     Organization and
               Standing.....................................................23
      5.2.
               Authorization................................................23
      5.3.     Binding
               Obligation...................................................23
6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF MOTIENT
      SERVICES..............................................................24
      6.1.
               Performance..................................................24
      6.2.     Legal
               Proceedings..................................................24
      6.3.     Newco's
               Certificate..................................................24
      6.4.     Contemporaneous
               Closing......................................................24
7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF
      NEWCO.................................................................24
      7.1.
               Performance..................................................25
      7.2.     Legal
               Proceedings..................................................25
      7.3.     Officer's
               Certificate..................................................25
      7.4.     Contemporaneous
               Closing......................................................25
8.
      Closing...............................................................25
      8.1.     Deliveries by Motient
               Services.....................................................25
      8.2.     Deliveries by
               Newco........................................................26
      8.3.     Transferred
               Employees....................................................26
      8.4.     Transitional and Ongoing
               Matters......................................................27
      8.5.     Shared Assets; Parent
               Guaranties...................................................28
      8.6.     Motient Resale of Newco Products and
               Services.....................................................29
      8.7.     Use of
               Proceeds.....................................................29
      8.8.     Insurance Proceeds from Satellite
               Failure......................................................29
      8.9.     Loss of FCC
               Licenses.....................................................30
      8.10.    Reduction in the Refund
               Amount.......................................................30
9.    SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION;
      REMEDIES..............................................................31
      9.1.     Survival of
               Representations..............................................31
      9.2.     Agreement of Motient Services to
               Indemnify....................................................31
      9.3.     No Duplication of
               Remedies.....................................................31
      9.4.     Agreement of Newco to
               Indemnify....................................................32
      9.5.     Notice of
               Claims.......................................................32
      9.6.     Limitations on
               Amounts......................................................33
      9.7.     Force
               Majeure......................................................33
      9.8.
               Subrogation..................................................34
10.
      TERMINATION...........................................................34
      10.1.
               Termination..................................................34
      10.2.    Effect of
               Termination..................................................34
11.
      MISCELLANEOUS.........................................................34
      11.1.    Additional Actions and
               Documents....................................................34
      11.2.    No
               Brokers......................................................35
      11.3.
               Expenses.....................................................35
      11.4.
               Assignment...................................................35
      11.5.    Entire Agreement;
               Amendment....................................................35
      11.6.
               Waiver.......................................................36
      11.7.
               Severability.................................................36
      11.8.    Governing
               Law..........................................................36
      11.9.
               Notices......................................................37
      11.10.
               Headings.....................................................38
      11.11.   Interpretation; Absence of
               Presumption..................................................38
      11.12.   Execution in
               Counterparts.................................................38
      11.13.   Limitation on
               Benefits.....................................................39
      11.14.   Binding
               Effect.......................................................39

                    AMENDED AND RESTATED ASSET SALE AGREEMENT

                  This AMENDED AND RESTATED ASSET SALE AGREEMENT (this "Amended Sale Agreement") is entered into as of January 8, 2001 by and between Mobile Satellite Ventures LLC, a Delaware limited liability company (formerly named Motient Satellite Ventures LLC)("Newco"), and Motient Services Inc., a Delaware corporation ("Motient Services").

                  WHEREAS, Motient Services is engaged in the business of providing satellite communications services in the United States and surrounding waters and airspace and has a license to provide such services in the 1530-1559 MHz and 1631.5-1660.5 MHz band, but excluding the Transportation Business (as defined below) (the "Satellite Communications Business");

                  WHEREAS, the parties entered into an Asset Sale Agreement on June 29, 2000 (the "Asset Sale Agreement"), pursuant to which Motient Services agreed to sell and Newco agreed to purchase certain of the assets and assume certain of the liabilities of the Satellite Communications Business;

                  WHEREAS, the parties entered into Amendment No. 1 to the Asset Sale Agreement dated as of November 29, 2000 to reflect the sale by Motient Services of certain assets used by Motient Services in connection with the business of providing wireless data communications in the Transportation Market (the "Transportation Business") to Aether Systems, Inc. ("Aether") pursuant to an Asset Sale Agreement dated November 29, 2000 between Motient Services and Aether (the "Aether Sale Agreement"); and

                  WHEREAS, the parties desire to amend and restate the Asset Sale Agreement to reflect the sale of the Transportation Business to Aether and to make certain other changes as set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties, intending to be legally bound, hereby amend and restate the Asset Sale Agreement, as amended, as follows:

1.       DEFINITIONS

                  For all purposes of this Amended Sale Agreement, certain capitalized terms not otherwise defined herein shall have the meanings set forth on Exhibit A.

2.       ClosING OF ASSET SALE

2.1.     Sale of Assets.

                  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, Motient Services agrees to sell, assign, transfer, convey and deliver to Newco, and Newco agrees to purchase from Motient Services, the Subject Assets at the Closing (as defined in Section 2.6 hereof) free and clear of all Claims or Encumbrances other than the Assumed Liabilities. At Newco's election, in lieu of transferring the Licenses and/or the Applications to Newco at Closing pursuant to this Section 2.1, Motient Services shall transfer the Licenses and/or the Applications to a wholly-owned subsidiary of Newco at Closing.

2.2.     Purchase Price; Initial Payment.

                (a) For and in consideration of the conveyances and assignments described herein and in addition to the assumption of the Assumed Liabilities as set forth in Section 2.5, Newco agrees to pay to Motient Services, and Motient Services agrees to accept from Newco, the Purchase Price which shall be payable as follows:

                  (i) Newco previously paid the amount of Twenty Four Million Dollars ($24,000,000) in cash to Motient Services (the "Initial Payment") which is non-refundable except in connection with (and to the extent of) Motient Services' obligation to indemnify hereunder and except as otherwise expressly set forth in this Amended Sale Agreement;

                  (ii)At the Closing, Newco shall pay Forty Five Million Dollars ($45,000,000) to Motient Services by wire transfer of immediately available funds in accordance with Motient Services' wiring instructions; and

                  (iii) At the Closing, Newco shall deliver a promissory note to Motient Services substantially in the form attached hereto as Exhibit B in the principal amount of Fifteen Million Dollars ($15,000,000)(the "Note").

                (b) Motient Services shall have no obligation to hold or otherwise retain the Initial Payment in escrow and Motient Services shall have the right to use and apply the Initial Payment in its sole discretion.

2.3.     Description of Subject Assets

                  All of the assets that relate to the Satellite Communications Business shall be the "Subject Assets", excluding in all events, the Excluded Assets (as hereinafter defined). The Subject Assets include, but are not limited to:

(a)      the satellite described on Schedule 2.3(a) and  any replacement thereof
                                    ---------------
(the "Satellite");
(b) subject to regulatory approval, all of Motient Services' rights in any licenses issued by the FCC, and all other licenses, permits, franchises and similar authorizations held by Motient Services, in connection with the Satellite Communications Business (the "Licenses"), and all of Motient Services' rights in any pending applications for telecommunications and/or Satellite licenses filed by Motient Services with any regulatory body in connection with the Satellite Communications Business ("Applications");

(c) all of Motient Services' rights in customer contracts relating to (i) voice services, including but not limited to nationwide dispatch service and satellite telephone service and (ii) private network customers purchasing bulk satellite capacity (the "Customer Contracts");

(d) all of Motient Services' rights in the dealer contracts relating to the Satellite Communications Business (the "Dealer Contracts");

(e) all of Motient Services' rights in the distributor, sale, agent and reseller contracts with Stratos relating to the Satellite Communications Business (the "Stratos Contracts");

(f) subject to Section 8.4 hereof and the Landlord's consent, all of Motient Services' rights and obligations under the Deed of Lease (the "Lease"), dated February 4, 1993, as amended, between Motient Services and APA Properties No. 10 LP (the "Landlord") for the premises located at 10802 Parkridge Boulevard, Reston, Virginia (the "Reston Facility");

(g) all of Motient Services' rights in the other leases, license agreements, contracts, agreements, sales orders, purchase orders, open bids and other commitments primarily relating to the Satellite Communications Business, including but not limited to (i) agreements relating to telemetry, tracking and control services, (ii) agreements relating to back-up antenna support, (iii) supply, distribution and software maintenance agreements, (iv) administrative services agreements, (v) cross-licensing agreements (including the Cross-Licensing Agreement), (vi) reciprocal business arrangements, (vii) leases relating to real property, (viii) the Aether IP License (as defined in Section 2.5(a)) but only to the extent described in Section 2.5(a), and (ix) the Land Earth Station Services Agreement (the "LES Agreement") dated November 29, 2000 between Motient Services and Aether (collectively, the "Other Contracts" and together with the Customer Contracts, the Dealer Contracts, the Stratos Contracts and the Lease, the "Contracts");

(h) all machinery, fixtures, equipment, furniture, furnishings, supplies, computers, computer systems and computer support equipment, and all other tangible personal property, used primarily in connection with the Satellite Communications Business including, but not limited to, all of the equipment and personal property comprising Motient Services' land earth stations (collectively, the "Personal Property");

(i)  all of  Motient  Services'  rights  under  the  contracts,  agreements  and
arrangements   with   employees  of  Motient   Services   whose   employment  is
substantially related to the Satellite Communications Business;

(j) all of Motient Services' rights in the patents, trademarks, copyrights, licenses to use patents, trademarks or copyrights of third parties, patent or trademark or copyright applications or registrations, trade names, service marks, applications, logos, slogans (and all goodwill relating to the foregoing trade names, service marks, trademarks, trademark applications, logos and slogans), computer code and software, trade secrets, know how, customer lists and proprietary information relating to the Satellite Communications Business (the "Intellectual Property");

(k) all stock and other outstanding equity securities owned by Motient Services;

(l) all inventory, work-in-progress, raw materials, parts, stores, spare parts, repair parts, test units, samples, components, accessories and supplies related to the Satellite Communications Business;

(m) the prepaid expenses, deposits and retentions of Motient Services related to the Satellite Communications Business;

(n) all  goodwill  and  going  concern  value  of the  Satellite  Communications
Business;

(o) all rights or Claims of Motient Services arising out of the breach of any express or implied warranties by third parties relating to any of the foregoing assets or any component part thereof;

(p) all security deposits and letters of credit provided to Motient Services from certain customers of the Satellite Communications Business;

(q) all rights of Motient Services as a creditor in the bankruptcy proceedings listed in Schedule 2.3(q) to the extent such rights are still in existence at
          ---------------
the Closing;

(r) the satellite in-orbit insurance policy and all other insurance policies substantially related to the Satellite Communications Business;

(s) all rights of Motient Services to any Claims, ongoing or potential against any third parties arising out of or related to the Satellite Communications Business;

(t) except as provided in Section 2.4 (a)(vi) below, all accounts receivable of the Satellite Communication Business, whether such rights are matured or unmatured, fixed or contingent, as of the Closing Date;

(u) the cash, cash equivalents or marketable securities held by or deposited with any financial institution in connection with the letters of credit issued on behalf of Motient Services;

(v) all assets reflected on the Financial Statement, other than Excluded Assets, assets disposed of in compliance with this Amended Sale Agreement and the Shared Assets listed on Schedule 2.3(v) of the Disclosure Schedule; and

(w) all proceeds from and rights related to insurance policies relating to the Subject Assets, the Assumed Liabilities and the Satellite Communications Business for losses incurred in connection with events occurring prior to Closing.

2.4.     Excluded Assets; Unassignable Contracts

                  (a) "Excluded Assets" consist of (i) Motient Services' corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating solely to the organization, maintenance or existence of Motient Services as a corporation,
(ii) Motient Services' rights with respect to Intercompany Agreements (as defined herein), (iii) except as provided in Sections 2.3(p)(t) and (u) hereof, cash and cash equivalents (including without limitation the Purchase Price),
(iv) the Shared Assets, (v) Motient Services' rights to and interests in the trademark "Motient," the Motient logo and all goodwill related thereto, (vi) that portion of the accounts receivable of Motient Services that relate to federal, state and local excise, sales and use taxes required to be paid by Motient Services under Section 2.5(b)(xiii) hereof and, (vii) the assets listed on Schedule 2.4. Notwithstanding anything else in this Amended Sale Agreement to the contrary, in addition to the foregoing, the Excluded Assets shall include
(A) all consideration received or to be received by Motient Services and/or any of its Affiliates pursuant to the Aether Sale Agreement, the Escrow Agreement dated November 29, 2000 between Motient Services and Aether, and (B) the first Eight Million Eight Hundred Thousand Dollars ($8,800,000) in consideration payable to Motient Services pursuant to the Private Network Satellite Services Agreement dated November 29, 2000 between Motient Services and Aether (the "Aether Satellite Network Agreement").

                  (b) Notwithstanding anything else in this Amended Sale Agreement to the contrary, this Amended Sale Agreement shall not constitute an agreement to assign or transfer any Subject Asset or part thereof or any rights or benefit arising thereunder or resulting therefrom if an attempted assignment or transfer thereof, without the consent of a third party thereto, would constitute a breach thereof, or make Newco, Motient Services or any of their respective Affiliates liable for damages or other penalties thereunder (although the obligations of Motient Services thereunder shall remain Assumed Liabilities for all purposes of this Amended Sale Agreement). If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of Newco or Motient Services so that Newco would not in fact receive all such rights, Motient Services (i) shall cooperate with Newco, at Newco's request, in endeavoring to obtain such consent and (ii) if any such consent is unobtainable, shall hold any such Subject Asset or part thereof in trust for Newco and shall cooperate with Newco in an arrangement designed to provide to Newco, at Newco's expense, the benefits and liabilities following Closing with respect to any such Subject Asset or part thereof or any right or benefit arising thereunder or resulting therefrom, including enforcement for the benefit of Newco of any and all rights of Motient Services against a third party arising out of the breach or cancellation by such third party or otherwise; provided, that such arrangement shall provide for indemnification by Newco of Motient Services, reasonably acceptable to Motient Services, against any liability arising out of such arrangement. Nothing in this Section 2.4(b) shall be deemed to require Newco to waive any condition to Closing relating to obtaining consents of third parties. Motient Services and Newco shall from time to time after the Closing Date execute and deliver to the other such further instruments and other written assurances and documents as may be reasonably required in order to perfect the transfer of any of the Subject Assets to Newco, or to ensure that Newco is entitled to the benefits of the Subject Assets.

2.5.     Assumption of Specified Liabilities

                  (a) At the Closing, Newco shall assume only the following liabilities and obligations of the Satellite Communications Business (the "Assumed Liabilities"): all liabilities and indebtedness relating to the Subject Assets (other than those incurred in violation of this Amended Sale Agreement and those excluded in Section 2.5(b)), including but not limited to (i) equipment and insurance financing, (ii) performance payments to Hughes relating to satellite manufacture, except those amounts accrued and/or unpaid as of Closing; provided, that any dispute as to the amount of any such accrued and/or unpaid amounts shall be controlled by Motient Services, (iii) the SPAR litigation, (iv) warranty obligations to customers under customer service contracts assumed by Newco, (v) accounts payable of the Satellite Communications Business, whether such obligations are matured or unmatured, fixed or contingent, as of the Closing Date, (vi) all Claims by customers, vendors, suppliers, Transferred Employees (relating to post-Closing periods only) and similar Claims, relating to any of the Subject Assets or the Satellite Communications Business, and (vii) any and all termination penalties under any contracts assigned to Newco that Newco chooses to terminate. Notwithstanding anything contained in this Amended Sale Agreement to the contrary, the Assumed Liabilities shall include (A) all ongoing service, warranty, and other obligations and liabilities of Motient Services to Aether under the Aether Satellite Network Agreement, notwithstanding the fact that the first Eight Million Eight Hundred Thousand Dollars ($8,800,000) in consideration payable by Aether pursuant to such agreement shall be retained by Motient Services, as provided in Section 2.4(a) above, and (B) all of the obligations and liabilities of Motient Services under the Intellectual Property License Agreement dated November 29, 2000 between Motient Services and Aether (the "Aether IP License"), but only to the extent such obligations and liabilities relate to the Intellectual Property that is being transferred to Newco pursuant to this Amended Sale Agreement. Motient Services and Newco shall from time to time after the Closing Date execute and deliver to the other such further instruments and other written assurances and documents as may be reasonably required in order to evidence the foregoing assumption by Newco of the Assumed Liabilities.

                  (b) The Assumed Liabilities shall not include, and Newco shall not assume or be deemed to assume, and Motient Services shall remain responsible for, any and all debts, liabilities or obligations of Motient Services (or any officer, director, employee or shareholder of any of the foregoing) of the following types: (i) liabilities that were required to be disclosed on the Disclosure Schedule (or the updated Disclosure Schedule) which were not so disclosed, (ii) all taxes Motient Services is responsible for under the last sentence of Article V of the R&D agreement, (iii) liabilities and obligations to Motient Corporation or any of its direct or indirect Subsidiaries (except those obligations set forth in the Cross-Licensing Agreement), (iv) indebtedness incurred under and guaranties related to any bank or credit facilities of Motient Corporation, Motient Holdings Inc. or any other entity other than Motient Services, including, but not limited to, the Revolving Credit Agreement, dated as of March 31, 1998, among Motient Corporation, Motient Holdings, Inc., and the banks and the other parties named therein, as amended, and the Term Credit Agreement, dated as of March 31, 1998, among Motient Corporation and the banks and other parties named therein, as amended, (v) liabilities and obligations arising out of or relating to (including guaranties of) indebtedness for borrowed money (except for indebtedness for borrowed money permitted to be incurred under Section 3.2(c)(ii) hereof), including, but not limited to the Indenture and the Senior Notes (as defined in Section 4.15 below); (vi) any liability arising out of a breach of this Amended Sale Agreement, the R&D Agreement or any Agreement or document delivered in connection herewith or therewith, including, without limitation, the Investment Agreement or the Ancillary Agreements (as defined in the Investment Agreement), (vii) except as otherwise provided herein or therein, any expenses contemplated by this Amended Sale Agreement, the Investment Agreement or the Ancillary Agreements, including any costs directly associated with the Closing, including but not limited to legal and accounting fees, (viii) performance payments to Hughes relating to satellite manufacture to the extent accrued and/or unpaid as of Closing; provided, that any dispute as to the amount of any such accrued and/or unpaid amounts shall be controlled by Motient Services, (ix) any liability to those former employees of the Satellite Communication Business whose employment was terminated on or prior to the Closing Date and who are eligible to receive COBRA benefits under Section 4980B of the Code, (x) any liabilities under any contract of Motient Services not included in the Subject Assets or any termination payments or other damages payable with respect to an unassigned contract not disclosed to Newco, (xi) any Liability of Motient Services for the unpaid Taxes of any Person (other than Motient Services) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract, or otherwise, (xii) any liability for employee bonuses or other similar incentive payments at or prior to Closing, and (xiii) any Liability of Motient Services for unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date; including for state and local excise, sales and use taxes paid on a monthly basis, with respect to which Motient Services shall be liable for such Taxes with respect to sales made prior to the Closing Date.

2.6.     Closing; Closing Date.

                  The closing of the sale of the Subject Assets to Newco and the assumption of the Assumed Liabilities by Newco (the "Closing" and the date thereof being sometimes hereinafter referred to as the "Closing Date") shall be as soon as reasonably practicable (and in any event no later than 30 calendar days) after the satisfaction or waiver of the conditions precedent set forth in Sections 6 and 7. The Closing shall be held at the offices of Kirkpatrick & Lockhart, 1251 Avenue of the Americas, New York, New York, or at such other location as the parties may mutually agree upon.

2.7.     Agreement on Disposition of Purchase Price

                  (a) Motient Services hereby agrees that the amount of the Purchase Price, together with the assumption of the Assumed Liabilities, constitutes adequate and sufficient consideration for the transfer to Newco of all interests held by Motient Services in and to the Subject Assets and for the performance by Motient Services of all of its covenants and agreements hereunder.

                  (b) Newco shall pay all federal, state and local franchise, sales, use, real property, personal property, ad valorem duties and excise taxes payable in regard to the sale, assignment, transfer, conveyance or delivery of the Subject Assets by Motient Services to Newco hereunder. Motient Services shall pay or otherwise be liable for (and shall indemnify and hold harmless Newco and its subsidiaries) on account of any income taxes payable by Motient Services or Motient Corporation which arise out of the sale, assignment, transfer, conveyance, and delivery of the Subject Assets by Motient Services to Newco hereunder.

                  (c) Newco and Motient Services agree to use reasonable commercial efforts to reach agreement on the fair market value of (i) the consideration received by Motient Services for the sale of the Subject Assets; and (ii) each Subject Asset or class of Subject Asset within 60 days after the Closing Date. To the extent that the parties are unable to agree on such fair market value for any or all of the consideration or Subject Assets, the determination of such fair market value shall be made as follows:

                           (i)      No later than 60 days (or such later date as
the parties mutually agree) following the Closing Date, Newco shall cause an appraiser (the "Appraiser"), which shall be reasonable acceptable to Motient Services to provide to Newco and Motient Services an appraisal of the fair market valuations of such components of the consideration or such Subject Assets as were not otherwise agreed to pursuant to this Section 2.7(c) (the "Appraisal"). For purposes of this Section 2.7(c), the "fair market value" shall mean the amount a willing buyer would pay to a willing seller for the actual property in question (not calculated based solely upon the replacement cost of such property) in an arm's length transaction where each such party to the transaction has full knowledge of all relevant information concerning such property.

                           (ii)     Each  of  Motient  Services  and  Newco  may
provide the Appraiser with such information as it believes will be useful to the Appraiser in preparing the Appraisal. Copies of any written materials provided to the Appraiser by either Motient Services or Newco shall simultaneously be provided to the other party. All oral communication with the Appraiser shall be made through Newco, which shall provide Motient Services with reasonable opportunities to speak to and meet the Appraiser to express any views and opinions Motient Services reasonably believes are pertinent to the preparation of the Appraisal.

                           (iii)  Newco shall pay the basic fee of the Appraiser
as set at the time that the Appraiser is initially engaged by Newco. To the extent that any additional fees, costs or expenses are incurred as a result of documents provided by Motient Services, communications initiated by Motient Services or meetings held at Motient Services' request, Motient Services shall pay such additional fees, costs or expenses.

                           (iv)  The fair market valuations of the consideration
and of the Subject Assets determined by the Appraiser pursuant to this Section 2.7(c) shall be the fair market valuations of such consideration and Subject Assets for federal income tax purposes, and shall be binding upon Motient Services and Newco as provided in this Amended Sale Agreement.

                           (v)      Motient Services and  Newco agree to use the
values determined pursuant to the Appraisal in any tax filing made by either of them, and in any financial statement prepared by them for the period in which this purchase and sale occurs. In the event that a tax authority subsequently determines that a value allocated to all or any of the Subject Assets is different than that agreed to by Motient Services and Newco, and Motient Services and Newco agree to such determination, then the value so determined shall be deemed to have been the value agreed to for such asset or assets ab initio. In the event that Motient Services and Newco do not agree to such determination by a tax authority and the matter proceeds to a court or similar body, the value of such asset or assets shall be deemed ab initio to be the value determined by such court or similar body upon all rights of appeal being finally exhausted.

3.       ADDITIONAL UNDERTAKINGS AND COVENANTS

                  Newco, on the one hand, and Motient Services, on the other hand, hereby covenant and agree with each other as follows:

3.1.     Consents and Approvals

(a) Newco and Motient Services shall use all commercially reasonable efforts to secure such consents, authorizations and approvals of governmental and supragovernmental authorities including but not limited to the FCC and of private individuals or entities with respect to the transactions contemplated by this Amended Sale Agreement, and to the performance of all other obligations of such parties hereunder, as may be required by any applicable statute or regulation of the United States or any country, state or other jurisdiction or by any Agreement of any kind whatsoever to which Newco or Motient Services is a party or by which Newco or Motient Services is bound. Each party shall be responsible for any expenses incurred relating to obtaining such consents, authorizations and approvals for which such party bears the responsibility of obtaining.

(b) Newco and Motient Services shall (i) cooperate in the filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to applicable statutes, rules, regulations or orders of any governmental or supragovernmental authority in connection with the transactions contemplated by this Amended Sale Agreement and (ii) use all commercially reasonable efforts to cause any applicable waiting periods thereunder to expire and any objections to the transactions contemplated hereby to be withdrawn before the Closing.

(c) In addition to the obligations set forth in Section 3.1(b), as promptly as practicable, and in any event no later than thirty (30) business days after the date hereof, Motient Services and Newco shall complete any filing that may be required pursuant to Hart-Scott-Rodino, or shall mutually agree that no such filing is required. Motient Services and Newco shall diligently take (or fully cooperate in the taking of) all actions, and provide any additional information, required or reasonably requested in order to comply with the requirements of Hart-Scott-Rodino. Each party shall pay any Hart-Scott-Rodino filing fees payable in connection with any Hart-Scott-Rodino filing required to be made by such party.

3.2.     Operation of Business of Motient Services

(a) Motient Services shall, through the Closing Date, (i) use all commercially reasonable efforts to substantially preserve its business organization, including, without limitation all licenses, permits or other governmental authorizations to conduct its business, (ii) operate the Satellite Communications Business in the ordinary course of business consistent with past practice, (iii) substantially maintain its present relationships with customers, suppliers, consultants, employees and any other persons having business relations with it (subject to Motient Services' ability to terminate arrangements that are detrimental to the well-being of the Satellite Communications Business), (iv) collect accounts receivable and pay expenses and accounts payable in the ordinary course of business consistent with past practice, and (v) maintain the Subject Assets in customary repair and condition, provided, that if a non-ordinary course change in the business condition occurs beyond the control of Motient Services (excluding, however, such changes which any company controlling Motient Services causes or instructs Motient Services to make), Motient Services shall not be deemed in breach of this Section 3.2.

(b) Prior to the Closing Date, Motient Services will maintain the Subject Assets in accordance with Section 4.5.

(c) Prior to the Closing Date, Motient Services shall not take any of the following actions without the consent of Newco, which consent shall not be unreasonably withheld:

                           (i)     enter into or amend any employment agreements
or arrangements, except in the ordinary course of business;

                           (ii)     incur any indebtedness for borrowed money or
guaranty any such indebtedness of another person in excess of $2,000,000, except in connection with (1) financing of up to $6,000,000 in the aggregate in connection with satellite insurance policies and (2) equipment or vendor financing of up to $5,000,000 in the aggregate (so long as such equipment or vendor financing is obtained on commercially reasonable terms and such terms are consistent with customary industry practice).

                           (iii)   enter into any transactions with an Affiliate
of Motient Services, unless such transaction is either (i) in the ordinary course of business consistent with Motient Services' past practice in dealing with Affiliates as disclosed on Schedule 4.23, or (ii) negotiated at arms length between the parties, on terms at least as favorable as those that could be obtained by an independent third party, and is determined to be fair by the board of directors of Motient Services;

                           (iv)     acquiref orf agree to acquire, by merging or
consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or corporation, partnership, association or other business organization or division thereof;

                           (v)     fail to maintain satellite and ground station
insurance coverage (to the extent available on commercially reasonable terms), on its own or through Motient Corporation's policies, that is consistent with past practice and reasonably consistent with the coverage of Motient Corporation's other subsidiaries;

                           (vi)   enter into any Agreements that require Motient
Services to repurchase products upon a transfer of such Agreement or upon a change in control of the Satellite Communication Business;

                           (vii)    hypothecate,  mortgage,  pledge,  charge  or
encumber, or permit any mortgage, pledge or encumbrance to exist on, any of its Assets, except in connection with indebtedness permitted to be incurred under
Section 3.2(c)(ii) above; or

                           (viii)   sell,  lease,  transfer or otherwise dispose
of, or purchase, lease or otherwise acquire, any Assets, except in the ordinary course of business.

3.3.     Disclosure

                  If, at any time prior to Closing, Motient Services becomes aware of any information which would cause any condition set forth in Sections
7.1 or 7.2 not to be satisfied, Motient Services covenants that it will promptly inform Newco thereof in writing.

3.4.     News Releases

                  Neither party shall issue or approve any news release or other public announcement (including, but not limited to, any public announcement to clients and/or vendors) concerning the transactions contemplated by this Amended Sale Agreement without the prior approval of the other party (which approval shall not be unreasonably withheld), except as may be otherwise necessary or appropriate for compliance with federal or state securities laws or applicable requirements of any securities exchange, automated quotation system or over-the-counter market (in which case, such disclosing party shall use reasonable efforts to consult the other prior to such disclosure or filing).

3.5.     General

                  Each of the parties hereto will use all commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Amended Sale Agreement (including satisfaction, but not waiver, of the conditions set forth in Sections 6 and 7). Notwithstanding the foregoing, nothing contained herein shall require Motient Corporation, Motient Holdings Inc. or any of their respective Affiliates to (i) enter into new guaranties or incur new secondary liabilities of any kind to any customers or vendors of the Satellite Communications Business, or (ii) except as expressly set forth herein, make any payments or incur any liability to any third party in connection with the assignment and transfer of the Contracts or any other Agreement that is part of the Subject Assets to Newco.

3.6.     Bulk Sales Laws.

                  Newco hereby waives compliance by Motient Services, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk transfer laws; provided, however, that Motient Services shall indemnify and hold harmless Newco from and against any losses attributable to Motient Services' non-compliance with any applicable bulk transfer laws, without regard to the provisions of Article 9.

3.7.     Access to Information; Basic Financial Information

3.7.1.   Access to Information.

                  Motient Services shall, upon the request of Newco,  provide to
Newco and its representatives full access to all premises, properties, officers, directors, consultants, contractors, books, records (including, without limitation, tax returns, tax records and correspondence with accountants), contracts and documents pertaining to the Satellite Communications Business as Newco acting reasonably deems necessary (the "Business Review") and Newco and its representatives shall have the right to copy such books, records, contracts and documents at Newco's expense. Motient Services shall cooperate fully with Newco and its representatives in permitting reasonable access to the Satellite Communications Business to conduct the Business Review. Such access may be either during normal business hours or after normal business hours after the giving of reasonable advance notice to Motient Services. Newco shall reasonably restore any property of Motient Services damaged as a result of the Business Review to its condition prior to any such Business Review and shall indemnify and defend Motient Services from any and all liability which may arise as a result of the performance of the Business Review by Newco. Motient Services will furnish to Newco and its representatives such financial and operating data and other information with respect to the Satellite Communications Business as Newco may reasonably request, including, without limitation, financial statements, books and records and Agreements with clients, customers, vendors, lessors, licensors and suppliers of the Satellite Communications Business. Newco hereby agrees to hold in confidence and trust and not to disclose or misuse any confidential information provided to it pursuant to this Section 3.7.1 and to instruct any parties to whom it may transmit such information as provided below of the confidential nature of such information; provided, however, that the foregoing shall not prohibit Newco from disclosing such information (i) to its board of directors, investment advisers, attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with the transactions contemplated hereby, (ii) to Newco's stockholders and Affiliates, or (iii) as required by applicable law or regulation, regulatory body, stock exchange, court or administrative order, or any listing agreement concerning Newco or Motient Services.

3.7.2.   Basic Financial Information.

                  Until the Closing Date, Motient Services hereby covenants and agrees to furnish the following reports to Newco:

                  (a) Within 105 days after the end of each fiscal year of Motient Services, a consolidated balance sheet of Motient Services and its subsidiaries, if any, as of the end of such fiscal year, which balance sheet shall be prepared consistently with the Financial Statement (unless otherwise indicated therein).

                  (b) Within 75 days after the end of each quarterly accounting period in each fiscal year of Motient Services, (i) a consolidated balance sheet of Motient Services and its subsidiaries, if any, as of the end of each such quarterly period, which balance sheet shall be prepared consistently with the Financial Statement (unless otherwise indicated therein), and (ii) a pro forma presentation of the operating results of Motient Services for such quarterly period based upon reasonable assumptions to be agreed upon by Motient Services and Newco.

                  (c) Within 45 days after the end of each month, such monthly operating data and other financial information in form and substance as the parties agree is reasonable; provided that no such information shall be required to be prepared in accordance with generally accepted accounting principles.

                  (d) Along with the statements required to be delivered to Newco in connection with Sections 3.7.2(a) and (b), management's discussion of any material changes in any such statement compared to the previously delivered statement.

                  (e) As soon as practicable following their release, copies of all material press releases issued by Motient Services or its Affiliates related to the Satellite Communications Business or other material reports or communications delivered by Motient Services or its Affiliates to the financial community with respect to the Satellite Communications Business.

Any balance sheet, report or other information delivered by Motient Services to Newco pursuant to this Section 3.7.2 shall be deemed to satisfy the obligations of Motient Services under this Section 3.7.2 so long as such balance sheet, report or other information was prepared in good faith.

3.8.     Covenant to Perform Certain Obligations.

                  (a) Newco hereby covenants and agrees from and after the Closing to (i) perform all of the obligations of Motient Services under the Aether Satellite Network Agreement, (ii) use all commercially reasonable efforts to satisfy the reasonable expectations of Aether in the performance of its obligations under the Aether Satellite Network Agreement, (iii) use all commercially reasonable efforts to resolve any and all disputes under the Aether Satellite Network Agreement with Aether by providing Aether with service credits or other customary additional non-cash benefits, (iv) as long as Newco has satellite capacity, and Motient has not received its $8.8 million payment (or would be liable for return of a portion thereof), service to Aether will not be terminated without Motient's consent, (v) not alter, amend or renegotiate the terms of the Aether Satellite Network Agreement to, or otherwise take any action in connection with such agreement that would, adversely effect the timing or amounts of any payments to Motient Services pursuant to the Aether Satellite Network Agreement, including altering or amending the pricing terms thereof. Provided that Newco shall have fully complied with this Section 3.8(a), then Newco shall not be liable for any cash payments due and owing to Aether under the Aether Satellite Network Agreement and Motient Services shall be liable for such cash payments.

                  (b) Newco hereby covenants and agrees from and after the Closing to perform all of the obligations of Motient Services under the Aether IP License to the extent that such obligations relate to the Intellectual Property that is being transferred to Newco pursuant to this Amended Sale Agreement. To the extent that Aether has any Claim under the Aether IP License with respect to the Intellectual Property transferred to Newco pursuant to this Amended Sale Agreement, then (i) if such Claim is also maintained by one or more of Newco's other customers, Newco will be liable for any such Claim for all affected customers (including Aether), except if there is any additional liability in connection with a Claim that is unique to Aether, then Motient Services will be liable for such additional liability actually incurred, or (ii) if such Claim is maintained only by Aether, then Motient Services will be liable for all of the liability actually incurred in connection with such Claim.

                  (c) Newco agrees that from and after the Closing, in the event that it takes any action that causes a breach under Section 4.4(a) of the Aether Sale Agreement, Newco shall indemnify and hold harmless Motient Services and its Affiliates for any claims made by Aether under such Section 4.4(a).

3.9.     Update of Disclosure Schedules.

                  At Closing, Motient Services shall deliver to Newco an updated version of the Disclosure Schedule which version shall supplement and update the information in the Disclosure Schedule delivered herewith by adding relevant information as to any pertinent developments or changes since the date hereof.

3.10.    Insurance.

                  In the event Newco reasonably concludes that a claim can be pursued under any of the insurance policies relating to the Subject Assets, the Assumed Liabilities or the Satellite Communications Business for losses incurred in connection with events occurring prior to Closing, Motient Services shall pursue such claim on behalf of and for the benefit of Newco and take such further actions as Newco may reasonably request to obtain recovery for Newco under such claim.

4.       REPRESENTATIONS AND WARRANTIES OF MOTIENT SERVICES

                  Except as set forth in the Disclosure Schedule (as updated pursuant to Section 3.9 hereof), Motient Services hereby represents and warrants to Newco, as of the date hereof and as of the Closing Date, as follows:

4.1.     Organization and Standing

                  Motient Services is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full and unrestricted corporate power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Amended Sale Agreement and to carry out the transactions contemplated hereby. Motient Services is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, the jurisdictions listed on Schedule 4.1 to the Disclosure Schedule.

4.2.     Subsidiaries

                  Motient Services has no subsidiaries and no equity investment or other interest in any corporation, association, partnership, limited liability  company,  joint  venture  or other  entity,  except  as set  forth on
Schedule 4.2 to the Disclosure Schedule. Motient Services has made no advances or loans to any corporation, association, partnership, limited liability company, joint venture or other entity or individual, except as set forth on
Schedule 4.2 to the Disclosure Schedule. Motient Services Inc. of Virginia is a wholly-owned subsidiary of Motient Services with no assets, liabilities or commitments other than as described on Schedule 4.2 of the Disclosure Schedule.

4.3.     Noncontravention

                  Except as disclosed on Schedule 4.3 to the Disclosure Schedule, neither the execution and the delivery of this Amended Sale Agreement, nor the consummation of the transactions contemplated hereby, will, (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Motient Services is subject which could reasonably be expected to have a Material Adverse Effect or, (B) conflict with, result in a breach of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, note, bond, mortgage, deed of trust, or other arrangement existing to which Motient Services is a party or by which any of its Assets is subject which would reasonably be expected to have a Material Adverse Effect, (c) result in the creation or imposition of any Encumbrance upon any of the Subject Assets which could reasonably be expected to have a Material Adverse Effect, or (d) violate Motient Services' organizational documents.

4.4.     Real Property

                  Motient Services does not own and has never owned any real property.

4.5.     Assets

                  Motient Services has good, valid and marketable title to the Subject Assets owned by it, free and clear of all Encumbrances (other than Encumbrances set forth on Schedule 4.5) except where the failure to have such title or to be free and clear of such Encumbrances would not reasonably be expected to have a Material Adverse Effect.

4.6.     Insurance

                  Schedule 4.6 to the Disclosure Schedule lists all policies of title, asset, fire, hazard, casualty, liability, life, worker's compensation and other forms of insurance of any kind owned or held by Motient Services and such insurance coverage is reasonably consistent with industry standards. Motient Services is in compliance in all material respects with its obligations to pay premiums under all such insurance policies. Motient Services has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to Motient Services) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering Motient Services presently in force.

4.7.     Intellectual Property

                  Schedule 4.7 to the Disclosure Schedule lists all franchises, licenses, trademarks, service marks, trade names, copyrights, patents and applications therefor used, owned or licensed by or registered in the name of Motient Services or used in the Satellite Communications Business. Motient Services owns all of the Intellectual Property listed on Schedule 4.7 to the Disclosure Schedule except as otherwise indicated on Schedule 4.7 to the Disclosure Schedule, pays no royalty to anyone with respect to any Intellectual Property other than as described on Schedule 4.7 to the Disclosure Schedule and has the right to bring action for the infringement of such Intellectual Property, except where the failure so to own or to bring such action would not reasonably be expected to result in a Material Adverse Effect. Motient Services owns or possesses adequate rights to use all Intellectual Property necessary to the conduct of the Satellite Communications Business except where failure to own or possess such rights would not reasonably be expected to result in a Material Adverse Effect. Motient Services has no knowledge, and has not received any notice to the effect, that the Satellite Communications Business may or is claimed to infringe any Intellectual Property or legally protectable right of another.

4.8.     Debt Instruments

                  Schedule 4.8 to the Disclosure Schedule lists all mortgages, indentures, notes, guaranties and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) to which Motient Services is a party, or which have been assumed by Motient Services or to which the Subject Assets are subject. Motient Services has performed all the obligations required to be performed by it to date and is not in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

4.9.     Leases

                  Schedule 4.9 to the Disclosure Schedule lists all leases used in the Satellite Communications Business under which Motient Services is lessee or lessor of any asset (including, but not limited to, any lease which Motient Services subleases to or from another party), or holds, manages or operates any asset owned by any third party, or under which any asset owned by Motient Services is held, operated or managed by a third party. Motient Services is the owner and holder of all the leasehold estates purported to be granted to it by the Documents described on Schedule 4.9 to the Disclosure Schedule and is the owner or lessee of all equipment, machinery and other Assets thereon or in buildings and structures thereon, in each case free and clear of all
Encumbrances (other than Encumbrances on a third-party landlord's fee or leasehold ownership of leased or subleased property, Encumbrances in connection with Personal Property subject to financing leases described on Schedule 4.9 and Encumbrances described on Schedule 4.9). Each such lease and other Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, Motient Services, and to the best of Motient Services' knowledge, the respective third parties thereto and grants the leasehold estate it purports to grant free and clear of all Encumbrances (other than Encumbrances on a third-party landlord's fee or leasehold ownership of leased or subleased property, Encumbrances in connection with Personal Property subject to financing leases described on Schedule 4.9 and Encumbrances described on Schedule 4.9). Motient Services has in all respects performed all obligations thereunder required to be performed by it to date where the failure to so perform would reasonably be expected to have a Material Adverse Effect. Neither Motient Services nor, to the best of Motient Services' knowledge, any third party is in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

4.10.    Material Agreements

                  Schedule 4.10 to the Disclosure Schedule lists all material Agreements (other than those described in Section 4.9) of Motient Services or any of its Affiliates connected to the operation of the Satellite Communications Business (other than the Excluded Assets). Except as otherwise described on
Schedule 4.10 to the Disclosure Schedule, each such Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, Motient Services and, to the best of Motient Services' knowledge, the respective third parties thereto. Motient Services has in all respects performed all the obligations thereunder required to be performed by it, except where the failure to so perform would not reasonably be expected to have a Material Adverse Effect. Neither Motient Services nor, to the best of Motient Services' knowledge, any third party is in default in any respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. Schedule 4.10 to the Disclosure Schedule identifies all material Agreements (other than those described in Section 4.9) used in the Satellite Communications Business to which Motient Services is a party or by which Motient Services is bound that contains provisions that are triggered upon a change of control of the Satellite Communication Business. Schedule 4.10 to the Disclosure Schedule identifies all material Agreements (including any pending proposals or bids for Agreements) used in the Satellite Communication Business to which Motient Services is a party or by which Motient Services is bound that obligates Motient Services to provide services for which Motient Services has received prepayments from customers, resellers, service providers and other consumers of Motient Services' services.

4.11.    Litigation; Disputes

(a) There are no actions, suits, Claims, arbitrations, proceedings or investigations pending, threatened or reasonably anticipated against, affecting or involving Motient Services, the Satellite Communications Business or the Subject Assets, or the transactions contemplated by this Amended Sale Agreement, at law or in equity or admiralty, or before or by any court, arbitrator or governmental authority, domestic or foreign, other than as set forth on Schedule
4.11 to the Disclosure Schedule. None of such actions, suits, Claims, arbitrations, proceedings or investigations set forth on Schedule 4.11 to the Disclosure Schedule would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Motient Services is not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority.

(b) Except for matters governed by Section 4.25, Motient Services has complied with all applicable Laws of federal, state, local, and foreign governments (and all agencies thereof) with respect to the Satellite Communications Business and has complied with all licenses, permits and authorizations with respect to the Satellite Communications Business, except where Motient Services' failure to comply would not be reasonably likely to have a Material Adverse Effect. Motient Services has all federal, state, local and foreign governmental licenses, permits, qualifications and authorizations ("Permits") materially necessary in the conduct of the Satellite Communications Business as currently conducted. All such Permits are in full force and effect, and no material violations have occurred in respect of any such Permits; no material proceeding is pending or, to the knowledge of Motient Services, threatened to revoke or limit any such Permit; and no such Permit will be suspended, cancelled or adversely modified in any material respect as a result of the execution and delivery of this Amended Sale Agreement or the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby.

4.12.    Labor Relations; Employees

                  There are no strikes, work stoppages, grievance proceedings, union organization efforts or other controversies pending, or, to the knowledge of Motient Services, threatened or reasonably anticipated, with respect to the Satellite Communications Business between Motient Services and (i) any current or former employees of Motient Services or (ii) any union or other collective bargaining unit representing such employees. Motient Services has complied and is in compliance with all Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know, except where failure to comply with such Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no collective bargaining agreements, employment agreements between Motient Services and any of its employees, or professional service agreements not terminable at will with respect to the Satellite Communications Business.

4.13.    Taxes

                  (a) Motient Services has timely filed (or has had timely filed on its behalf) all material Tax Returns required by applicable law to be filed by it prior to the date hereof, and all such material Tax Returns were true, correct and complete in all material respects.

                  (b) Motient Services has paid (or has had paid on its behalf) all Taxes shown due with respect to Tax Returns filed prior to the date hereof.

                  (c) There are no material Encumbrances for Taxes on any assets of Motient Services (other than for current Taxes not yet due and payable).

                  (d) Motient Services has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

                  (e) Motient Services is not a party to any tax allocation, tax sharing, tax indemnity or similar agreement (whether or not in writing), arrangement or practice with respect to Taxes (including any adverse pricing agreement, closing agreement or other agreement relating to Taxes with any authority), except with Motient Corporation.

                  (f) No federal, state, local or foreign audits or administrative proceedings are presently ongoing with regard to any material Taxes or Tax Returns of Motient Services and Motient Services has not received a written notice of any proposed audit or proceeding regarding any pending audit or proceeding.

4.14.    Restrictions and Consents

                  Except as set forth on Schedule 4.14 to the Disclosure Schedule, there are no Agreements, Laws or other restrictions of any kind to which Motient Services (or any Subject Asset) is party or subject that would (a) prevent or restrict the execution, delivery or performance of this Amended Sale Agreement, or (b) result in any penalty, forfeiture, Agreement termination, or restriction on business operations of Newco as a result of the execution, delivery or performance of this Amended Sale Agreement, which would be reasonably likely to have a Material Adverse Effect.

4.15.    Authorization

                  The execution, delivery and performance by Motient Services of this Amended Sale Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Motient Services of the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary corporate action on the part of Motient Services, (b) except as set forth on
Schedule 4.15 to the Disclosure Schedule, do not and will not require any consent or approval of Motient Services, any of its Affiliates or any third party which has not already been obtained, (c) do not and will not conflict with, or violate any provision of, any Law having applicability to Motient Services or the Subject Assets, except for such conflicts or violations which would not reasonably be expected to have a Material Adverse Effect, or any provision of the certificate or articles of incorporation or bylaws of Motient Services, (d) except as set forth on Schedule 4.15 to the Disclosure Schedule, do not and will not conflict with, or result in any breach of, or constitute a default under (i) the Indenture, dated as of March 31, 1998, among Motient Holdings Inc., State Street Bank and Trust Company and the Guarantor named therein (the "Indenture") with respect to the Series A and Series B 12 1/4% Senior Notes Due 2008 (the "Senior Notes"), and (ii) any other Agreement to which Motient Services is a party or by which it or any of the Subject Assets may be bound which would be reasonably likely to have a Material Adverse Effect, or (e) do not and will not result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, Motient Services or any of the Subject Assets now owned or hereafter acquired by Motient Services which would be reasonably likely to have a Material Adverse Effect.

4.16.    Absence of Violation

                  Motient Services has complied and is in full compliance with all Laws applicable to the Satellite Communications Business, the Subject Assets and the Assumed Liabilities except where failure to so comply would not be reasonably likely to have a Material Adverse Effect.

4.17.    Binding Obligation

                  This Amended Sale Agreement constitutes a legal, valid and binding obligation of Motient Services, enforceable in accordance with its terms; and each Document to be executed by Motient Services pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Motient Services, enforceable in accordance with its terms.
4.18.    Financial Statement

                  Motient Services has previously furnished to Newco the unaudited balance sheet of Motient Services dated as of September 30, 2000 (the "Financial Statement"). The Financial Statement is in accordance with the books and records of Motient Services and presents fairly the financial position of Motient Services at September 30, 2000 in all material respects, subject to the absence of footnotes and to normal and customary year-end adjustments.

4.19.    Absence of Undisclosed Liabilities

                  Except as described in the Financial Statement, there are no liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) of Motient Services which would be required to be disclosed on a financial statement prepared in accordance with generally accepted accounting principles, except for those liabilities or obligations (i) reflected or reserved against in the Financial Statement, (ii) that have been incurred after September 30, 2000 in the ordinary course of business consistent with past practice, or (iii) that are not reasonably likely to have a Material Adverse Effect.

4.20.    Material Adverse Change

                  Except as set forth in Section 4.20 of the Disclosure Schedule, since December 31, 1999 there has been no change, circumstance or event that could reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the transactions contemplated by this Amended Sale Agreement.

4.21.    Assets Used in Satellite Communications Business

                  The Subject Assets constitute all of the Assets (other than the Excluded Assets) used by Motient Services in the Satellite Communications Business.

4.22.    Licenses

                  Motient Services possesses all licenses issued by the FCC, and all other licenses, permits, franchises and similar authorizations, that are required for the operation of the Satellite Communications Business as presently conducted and the ownership, operation, lease and holding by Motient Services of the Subject Assets (the "Company Permits"). Motient Services is in compliance with the terms of the Company Permits, and all such Company Permits are in full force and effect.

4.23.    Transactions with Affiliates

                  Except as set forth on Schedule 4.23 of the Disclosure Schedule, there are no material Agreements or transactions with any Affiliate of Motient Services.

4.24.    Employee Benefit Plans


                  (a) Schedule 4.24 of the Disclosure Schedule contains a list of all of the Benefit Plans Motient Services has delivered or made available to Newco true and complete copies of each Benefit Plan (including any trust agreement), the most recent summary plan description and all other material employee communications with respect to each Benefit Plan.

                  (b) Each of the Benefit Plans listed in Schedule 4.24 hereto is and has at all times been in compliance in all material respects with all applicable provision of ERISA, the Code and other Laws.

                  (c) Except as specifically set forth in Schedule 4.24, the execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any Benefit Plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee, consultant or agent of the Satellite Communications Business.

                  (d) At no time has Motient Services or any of its affiliates contributed to, been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Benefit Plan which is a multiemployer plan as defined in Section 3(37) of ERISA or which is a defined benefit plan subject to Title IV of ERISA.

                  (e) To the knowledge of Motient Services, no event has occurred, or is threatened which would constitute a reportable event (for which the notice requirement has not been waived) within the meaning of Section 4043(b) of ERISA with respect to any Benefit Plan which is an "employee pension benefit plan" as defined in Section 3(2) of ERISA.

                  (f) Each of the Benefit Plans which are intended to meet the requirements of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to Motient Services' knowledge, nothing has occurred to jeopardize such qualification.

                  (g) Motient Services and its affiliates have made all contributions required to be made to each Benefit Plan under the terms of the plan and applicable law. To Motient Services' knowledge, no prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Benefit Plan.


4.25.    Environmental Matters

                  Except as set forth on Schedule 4.25 of the Disclosure Schedule, there are, with respect to Motient Services, no past or present violations of Environmental Law (as defined below), nor any actions, activities, circumstances, conditions, events, incidents, or contractual obligations which are reasonably likely to give rise to any liability which would have a Material Adverse Effect pursuant to any Environmental Law, and Motient Services has not received any written notice with respect to any of the foregoing nor is any Litigation pending or, to the knowledge of Motient Services, threatened in connection with any of the foregoing.

                           For purposes of this Section 4.25, capitalized  terms
used herein shall have the following meanings:

                           "Environmental  Laws"   shall   mean  all  applicable
                            -------------------
provisions of federal, state, local orforeign law (including applicable principles of common and civil law), statutes, ordinances, rules, regulations, published standards and directives that have the force and effect of law, permits, licenses, judgments, writs, injunctions, decrees and orders enacted, promulgated or issued by any Public Authority, and all indemnity agreements and other contractual obligations, as in effect at such date, relating to (i) the protection of the environment, including the air, surface and subsurface soils, surface waters, groundwaters and natural resources, and (ii) occupational health and safety and exposure of persons to Hazardous Materials. Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., and any other laws imposing or creating liability with respect to Hazardous Materials.

                           "Hazardous   Material"   shall  mean  any   substance
                            --------------------
regulated by any Environmental Law.

                           "Public Authority"   shall  mean  any  supranational,
                            ----------------
national,   regional,  state  or  localgovernment  court,  governmental  agency, authority, board, bureau, instrumentality or regulatory body.

5.       REPRESENTATIONS AND WARRANTIES OF NEWCO

                  Newco hereby represents and warrants to Motient Services as follows:

5.1.     Organization and Standing

                  Newco is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full and unrestricted limited liability company power and authority to own, operate and lease its Assets, to carry on its business as currently conducted, to execute and deliver this Amended Sale Agreement and to carry out the transactions contemplated hereby, except where the failure to have such limited liability company power and authority would not reasonably be expected to have a material adverse effect on the business operations, financial condition, assets or liabilities of Newco (a "Newco Material Adverse Effect"). At Closing, Newco will have converted into a Delaware limited partnership pursuant to the laws of the State of Delaware.

5.2.     Authorization

                  The execution, delivery and performance by Newco of this Amended Sale Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by Newco of the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary action on the part of Newco, (b) do not and will not conflict with, or violate any provision of, any Law having applicability to Newco or any of its Assets, except for such conflicts or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the parties to this Amended Sale Agreement to close the transactions contemplated hereby, or any provision of the certificate of formation or operating agreement of Newco, (c) do not and will not conflict with, or result in any breach of, or constitute a default under any material Agreement to which Newco is a party or by which it or any of its assets may be bound which would be reasonably likely to have a Newco Material Adverse Effect, or (d) do not and will not result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any material Encumbrance upon, or with respect to, Newco or any of the assets now owned or hereafter acquired by Newco which would be reasonably likely to have a Newco Material Adverse Effect.

5.3.     Binding Obligation

                  This Amended Sale Agreement constitutes a valid and binding obligation of Newco, enforceable in accordance with its terms. Each Document to be executed by Newco pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Newco, enforceable in accordance with its terms.

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF MOTIENT SERVICES

                  The obligations of Motient Services to effect the Closing are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Motient Services to effect the Closing, unless such failure was caused by, or is waived in writing by, Motient Services:

6.1.     Performance

                  Newco shall have performed and complied in all material respects with all Agreements and conditions required by this Amended Sale Agreement to be performed or complied with by Newco on or prior to the Closing Date.

6.2.     Legal Proceedings

                  No action or proceeding by or before any governmental authority shall have been instituted (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Amended Sale Agreement, other than any action or proceeding instituted by or on behalf of Motient Services or any of its Affiliates.

6.3.     Newco's Certificate

                  Newco shall have delivered to Motient Services a certificate, dated as of the Closing Date and executed by a senior officer of Newco, certifying to the fulfillment of the conditions set forth in Sections 6.1 and 6.2.

6.4.      Contemporaneous Closing

                  The closing of the transactions contemplated by each of the Investment Agreement, the Asset Sale Agreement dated as of the date hereof between Newco and TMI Communications and Company Limited Partnership ("TMI") (the "Newco-TMI Sale Agreement"), the Asset Sale Agreement dated as of the date hereof between TMI and Canadian License Co. (the "Canadian Asset Sale Agreement") and the Asset Sale Agreement between TMI and MSV Nova Scotia ULC (the "TMI-ULC Asset Sale Agreement") shall occur prior to, or simultaneously with, the Closing under this Agreement.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF NEWCO

                  The obligations of Newco to effect the Closing are subject to the fulfillment, at or prior to the Closing, of each of the following conditions, and failure to satisfy any such condition shall excuse and discharge all obligations of Newco to effect the Closing, unless such failure was caused by, or is agreed to in writing, by Newco:

7.1.     Performance

                  Motient Services shall have performed and complied in all material respects with all Agreements and conditions required by this Amended Sale Agreement to be performed or complied with by Motient Services on or prior to the Closing Date.

7.2.     Legal Proceedings

                  No action or proceeding by or before any governmental authority shall have been instituted (and not subsequently settled, dismissed or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Amended Sale Agreement other than an action or proceeding instituted by Newco.

7.3.     Officer's Certificate
                  Motient Services shall have delivered to Newco a certificate, dated as of the Closing Date and executed by a senior officer of Motient Services, certifying to the fulfillment of the conditions specified in Sections
7.1 and 7.2.

7.4.     Contemporaneous Closing

                  The closing of the transactions contemplated by each of the Investment Agreement, the Newco-TMI Sale Agreement, the Canadian Asset Sale Agreement, and the TMI-ULC Asset Sale Agreement shall occur prior to, or simultaneously with, the Closing under this Agreement.

8.       Closing

8.1.     Deliveries by Motient Services

                  At the Closing, Motient Services shall deliver to Newco the following:

(a) a certified copy of the resolutions adopted by the Board of Directors of Motient Services on or prior to the date hereof authorizing the Closing;

(b) certificates of incumbency and specimen signatures of the signatory officers of Motient Services;

(c) the certificate required pursuant to Section 7.3 hereof;

(d) a bill of sale and limited assignment and assumption agreement substantially in the form attached as Exhibit C, and such other instruments of transfer as Newco shall reasonably require to transfer to Newco title to the Subject Assets free and clear of all Claims and Encumbrances other than the Assumed Liabilities and to cause Newco to assume the Assumed Liabilities (the "Transfer Instruments"); and

(e) such other Documents as Newco may reasonably request.

8.2.     Deliveries by Newco

                  At the Closing, Newco shall deliver the following:

(a) a wire transfer of the balance of the Purchase Price payable in accordance with Section 2.2;

(b) the Note duly executed by Newco and payable to Motient Services;

(c) a certified copy of the resolutions adopted by the Board of Directors of Newco authorizing the Closing;

(d) the certificate required by Section 6.3;

(e) the Transfer  Instruments  (to the extent required to be executed by Newco);
and

(f) such other Documents as Motient Services may reasonably request.

8.3.     Transferred Employees

(a) As used in this Agreement, "Transferred Employees" means the employees of the Satellite Communications Business which shall be identified on an "Employee Schedule" to be delivered by Motient Services to Newco prior to the Closing Date.

(b) Newco shall offer employment to all the Transferred Employees effective as of the day following the Closing Date at the same salary or hourly wage set forth in the Employee Schedule, subject to Newco's right to terminate any such Transferred Employee, in accordance with applicable Laws, at any time with or without cause, for any reason or no reason at all.

(c) Subject to Section 8.3(b), during the period commencing as of the Closing Date and ending on the first (1st) anniversary thereof, Newco shall cause the Transferred Employees who accept such employment offer (the "Accepting Employees") to be provided with compensation and employee benefit plans (excluding stock option plans involving the potential issuance of securities of Motient Corporation) which in the aggregate are not materially less favorable than those provided to such employees by Motient Services and its Affiliates immediately prior to the Closing Date, to the extent permitted under applicable Laws. The provisions of this Section 8.3 shall not create in any Transferred Employee or any other current or former employee of Motient Services or any of its Affiliates any rights to employment or continued employment with Newco, Motient Services or any of their respective Affiliates or any right to specific terms or conditions of employment. Promptly following the Closing Date, Motient Services shall transfer to Newco all personnel files pertaining to the Accepting Employees.

(d) Newco shall provide each Accepting Employee full credit for such Accepting Employee's service with Motient Services or its Affiliates or predecessors for purposes of eligibility, vesting and benefit accrual (except for benefit accruals under any defined benefit pension plan) under the employee benefit plans or arrangements of Newco in which such Accepting Employees participate for such Accepting Employee's service with Motient Services or its Affiliates, to the same extent recognized under similar plans or arrangements of Motient Services or its Affiliates immediately prior to the Closing.

(e) Newco shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to any Accepting Employee under any welfare benefit plans in which such Accepting Employees may be eligible to participate after the Closing, other than limitations or waiting periods that are already in effect with respect to such Accepting Employee and that have not been satisfied as of the Closing under any welfare plan maintained for such Accepting Employee immediately prior to the Closing, and (ii) provide each Accepting Employee with credit for any co-payments and deductibles paid prior to the Closing under welfare plans of Motient Services or any of its Affiliates for the plan year in which the Closing occurs in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Accepted Employee is eligible to participate in after the Closing.

(f) Following the Closing, Newco shall honor and maintain all vacation and other leave earned or accrued by, but not taken by or paid to, Accepting Employees through the Closing (as calculated or determined under policies or plans in effect immediately prior to the Closing). The preceding sentence to the contrary notwithstanding, nothing set forth herein shall impair or otherwise affect the rights of Newco or its Affiliates to amend, suspend or terminate any such agreement, policy or plan in accordance with its terms as in effect from time to time.

(g) Each of Motient Services and Newco shall provide any notifications to its respective employees (including, in the case of Newco, the Accepting Employees and, in the case of Motient Services, Transferred Employees who do not become Accepting Employees) required under the Workers Adjustment and Retraining Notification Act (the "WARN Act") and shall bear any liabilities arising under the WARN Act with respect to such employees.

(h) With respect to each Accepting Employee, Newco hereby agrees to give Motient Services notice of the termination of such Accepting Employee's employment with Newco within 30 days of the date thereof, and provide Motient Services with such information with respect thereto as Motient Services shall reasonably request to enable it to determine if such event would give rise to a right of distribution to such Accepting Employee under Motient Services' 401(k) plan.

8.4.     Transitional and Ongoing Matters

                  (a) Motient Services and Newco hereby agree to use all commercially reasonable efforts to obtain the Landlord's consent to the transfer of Motient Services' rights and obligations under the Lease to Newco on the Closing Date. Newco and Motient Services shall work together and cooperate in good faith to develop a mutually agreeable plan that takes into account the reasonable business needs of the other for the sharing of the Reston Facility by Newco and Motient Services and its Affiliates until the expiration of the term of the Lease (including any extensions thereof). To the extent there is excess space at the Reston Facility beyond the needs of Newco and Motient Services, Newco and Motient Services shall share equally the costs and the benefits, if any, of such excess space. Newco and Motient Services shall negotiate in good faith the terms of a sublease or other arrangement to provide Motient Services and its Affiliates with the right to use and occupy the Reston Facility consistent with such mutually agreeable plan. In the event that Motient Services is unable to transfer or otherwise assign its rights and obligations under the Lease to Newco, Newco and Motient Services shall negotiate in good faith the terms of a sublease or other arrangement to provide Newco with the right to use and occupy the Reston Facility consistent with such mutually agreeable plan. The parties agree that in either case the rent and other actual out-of-pocket costs associated with the Lease shall be shared pro rata based on the parties' actual usage of the Reston Facility measured in square feet.

                  (b) The obligation of Newco to provide space to Motient and its Affiliates pursuant to paragraph (a) shall be in addition to the obligations of Newco to provide space in the Reston Facility to Aether under the LES Agreement.

8.5.     Shared Assets; Parent Guaranties

(a) The  parties  acknowledge  that as of the date hereof (and as of the Closing
Date) there are certain Assets and Agreements of Motient Corporation and its Subsidiaries, which are listed on Schedule 8.5 to the Disclosure Schedule, that are used by Motient Services in connection with its Satellite Communications Business that will not be part of the Subject Assets, but will remain with Motient Corporation and its Subsidiaries (the "Shared Assets"). The parties agree to cooperate in good faith to develop a plan so that such Shared Assets can reasonably be divided or, if such a division is not possible, shared in a way so that such Shared Assets can reasonably be used by both for a period of time reasonably acceptable to both parties: (i) Newco in connection with the Satellite Communications Business, and (ii) Motient Corporation and its subsidiaries in connection with their respective businesses (excluding the Satellite Communications Business). Without limiting the generality of the foregoing, beginning on the Closing Date, Motient Services shall provide Newco with access to, and use of (A) the telephones, facsimile machines and computers at the Reston Facility then used by the Accepting Employees for their intended and usual purpose in connection with the operation of the Satellite Communications Business for a period of time reasonably acceptable to both parties and (B) Motient Services' computer network and programs for accounting applications. Motient Services and Newco shall negotiate in good faith to equitably apportion the costs and liabilities associated with the shared use or division, as the case may be, of such Assets or Agreements, and, if appropriate, enter into transition services agreement which shall provide for the foregoing and such other transition services as the parties shall in good faith agree.

(b) The parties agree to use all commercially reasonable efforts (but without any obligation to expend funds) so that the guaranties made by Motient Corporation and its Affiliates for the benefit of Motient Services relating to the Subject Assets and the Assumed Liabilities (the "Parent Guaranties") will be terminated or otherwise released on or prior to the Closing, or if not possible, as soon as practicable thereafter. In the event that the Parent Guaranties are not terminated by the Closing, Newco shall indemnify, defend and hold harmless Motient Services from and against all Losses of Motient Services and its Affiliates which (i) arise under any unreleased Parent Guaranty, (ii) relate to any Assumed Liability, and (iii) arise out of the ownership or operation of the Satellite Communication Business following the Closing; without regard to the provisions of Article 9.

8.6.     Motient Resale of Newco Products and Services

                  Following the Closing, to the extent the ordinary course of business of Newco includes marketing its products or services through resellers, Newco shall, at the request of Motient Corporation or any of its wholly-owned subsidiaries (including Motient Communications, Inc.), offer to enter into a Newco Standard Reseller Arrangement with such requesting party, on terms that are, on the whole, at least as favorable as the terms Newco then offers under any Newco Standard Reseller Arrangement to any reseller that has purchased or committed to purchase a similar volume of products or services from Newco, provided that this Section 8.6 shall not require Newco to offer products or services to such requesting party that it does not offer for resale or to enter into any arrangement if Newco determines in good faith that such arrangement would prevent or significantly hinder its ability to capitalize upon a material business opportunity. As used herein, the term "Newco Standard Reseller Arrangement" shall mean an agreement in the form used by Newco in the ordinary course of its business with third parties whose only material business relationship with Newco involves reselling Newco products or services in the ordinary course of business. Unless otherwise agreed by Newco, the Newco
Standard Reseller Arrangement offered by Newco pursuant hereto shall not be required to have a term that extends beyond the third anniversary of the Closing.

8.7.     Use of Proceeds

                  Motient Services covenants and agrees to use and apply the Purchase Price consistent with any restrictions set forth in any loan documents, bank agreements, indenture or similar documents applicable to Motient Services or its Affiliates.

8.8.     Insurance Proceeds from Satellite Failure

                  (a) In the event that prior to Closing, an event occurs causing the full or partial failure of the Satellite (a "Satellite Casualty Event"), the parties hereto shall proceed on the same terms and conditions as otherwise provided in this Amended Sale Agreement (including with respect to the Purchase Price) except that the insurance proceeds relating to the Satellite Casualty Event (the "Insurance Proceeds"), if any, shall be deemed to be part of the Subject Assets and in the event of a total failure where Motient Services no longer owns the Satellite, the Satellite shall not be part of the Subject Assets. Motient Services shall send written notice to Newco within ten (10) business days describing the Satellite Casualty Event in reasonable detail, including information as to whether the Satellite Casualty Event is or may be covered by insurance. In addition, Motient Services shall notify Newco as soon as reasonably practicable after it and the insurance carrier finally resolve the amount of the Insurance Proceeds.

                  (b) So long as Motient Services complies with clause (a) of this Section 8.8, Motient Corporation and its direct and indirect subsidiaries (including Motient Services) shall have no further liability with respect to the failure of the Satellite under this Amended Sale Agreement, the R&D Agreement or any other Agreement, and Newco shall be deemed to have waived its rights, if any, with respect to any indemnity or other remedy from Motient Services related to the failure of the Satellite.

8.9.     Loss of FCC Licenses

                  In the event that prior to Closing, any of the Licenses in effect with the FCC lapse, terminate or are not renewed so that it is commercially unreasonable to continue the business of Motient Services as currently conducted, then Motient Services shall send written notice to Newco no later than ten (10) business days following the date Motient Services becomes aware of any such lapse, termination or non-renewal. Newco at its option can elect to (i) proceed on the same terms and conditions as otherwise provided in this Amended Sale Agreement (including with respect to the Purchase Price) except that any such license that lapses, terminates or is not renewed shall not be deemed part of the Licenses (and therefore, not part of the Subject Assets), or (ii) terminate this Amended Sale Agreement and receive an irrevocable refund of an amount equal to the Refund, in which case, Motient Services shall be obligated to pay such amount to Newco within sixty (60) days of Newco's election. So long as Motient Services complies with this Section 8.9 and Section 3.2(a)(i), including refunding any amount due to Newco under clause (ii) of this
Section 8.9, Motient Corporation and its direct and indirect subsidiaries (including Motient Services) shall have no further liability with respect to any such Licenses under this Amended Sale Agreement, the R&D Agreement or any other Agreement and Newco shall have be deemed to have waived its rights, if any, with respect to any indemnity or other remedy from Motient Services related to such lapse, termination or non-renewal of any of such Licenses.

8.10.    Reduction in the Refund Amount

                  To the extent that any one or more Investors (as defined in the Investment Agreement) has effected or exercised its right to effect (which election has not been revoked) a Parent Conversion (as defined in the Investment Agreement) at the time the Refund is to be irrevocably paid, the $44 million required to be paid by Motient Services to Newco as a refund of the Initial Payment and the R&D Fee pursuant to Section 8.9 hereof shall be reduced by an amount equal to $44 million multiplied by the result of (a) the total Investor Interests (as defined in the Investment Agreement) of such Investor which have effected Parent Conversions immediately prior to such Parent Conversions, divided by (b) the total Investor Interests of all the Investors immediately prior to such Parent Conversions. (By way of illustration only, if one Investor had effected a Parent Conversion and owned a 6.67% Investor Interest immediately prior to the Parent Conversion, the refund of the Initial Payment and the R&D Fee due to Newco would be reduced by $14.67 million (which number is $44 million multiplied by .3335 (6.67/20 = .3335)).

9.       SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

9.1.     Survival of Representations

                  All representations and warranties made by in or pursuant to this Amended Sale Agreement and in or pursuant to the Ancillary Agreements shall survive the Closing until two years after the date made (except to the extent that the representations and warranties set forth in Sections 4.3 and 4.15 apply to the Indenture, such representations and warranties shall survive until the expiration of the statute of limitations applicable to any claims made by the holders of the Senior Notes), and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Newco. If the Closing shall occur, indemnification pursuant to this Article 9 shall be the exclusive remedy for any breach of representations and warranties or of any covenant or Agreement in this Amended Sale Agreement which survives the Closing by either party or any other matter pertaining to this Amended Sale Agreement (except as specifically provided otherwise herein) or the transactions contemplated hereby, other than Claims relating to other written Agreements between the parties and Claims relating to fraud or violation of securities laws; provided that nothing in Article 9 shall prevent any party from obtaining equitable relief in order to require the other party to perform its obligations hereunder.

9.2.     Agreement of Motient Services to Indemnify

                  From and after the Closing, Motient Services shall indemnify and hold harmless Newco from and against all damages, losses, claims, liabilities and obligations, costs and expenses (including reasonable attorneys' fees) ("Losses") arising in any way out of or related to (i) the breach by Motient Services of any representation or warranty made by Motient Services in this Amended Sale Agreement or any Ancillary Agreement or in any document delivered pursuant hereto or thereto, (ii) the breach by Motient Services of any covenant or agreement contained herein or any Ancillary Agreement or in any document delivered pursuant hereto or thereto, or (iii) liabilities of Motient Services or its Affiliates which are not Assumed Liabilities. For purposes of this Section 9.2, the terms "material" and "Material Adverse Effect", and other materiality qualifiers in the representations and warranties contained herein or in the Ancillary Agreements and in any documents delivered pursuant hereto or thereto, shall be deemed to refer to matters, and groups of related matters, that have a financial or economic impact, or are capable of having a financial or economic impact, of $100,000 or more. For purposes of the foregoing sentence, matters shall be considered to be within a "group of related matters" if they relate to any given Section of the representations and warranties. (For purposes of illustration only, Section 4.19 would be deemed to be breached if Motient Services had failed to disclose a liability of $25,000 and a liability of $90,000, but not if Motient Services had failed to disclose seven liabilities of $10,000 each.).

9.3.     No Duplication of Remedies

                  To the extent any party may have more than one remedy for any Losses incurred by it, it may pursue all available remedies but in no event shall be entitled to collect and retain any amount hereunder in excess of its Losses.

9.4.     Agreement of Newco to Indemnify

                  From and after the Closing, Newco shall indemnify and hold harmless Motient Services from and against all Losses arising in any way out of or related to (i) the breach by Newco of any representation or warranty made by Newco in this Amended Sale Agreement or any Ancillary Agreement or in any document delivered pursuant hereto or thereto, (ii) the breach by Newco of any covenant or agreement contained herein or any Ancillary Agreement or in any document delivered pursuant hereto or thereto, or (iii) the Assumed Liabilities.

9.5.     Notice of Claims.

                  All claims for indemnification hereunder shall be resolved in accordance with the following procedures:

                  (i) If the party  seeking  indemnification  (the  "Indemnified
Party") has incurred or reasonably believes that it may incur any Losses, it shall promptly deliver written notice to the indemnifying party (the "Indemnifying Party"), setting forth the nature and amount of the Losses or potential Losses, if possible, and further referencing the sections of this Agreement or in any other document delivered pursuant hereto upon which the claim for indemnification for such Losses is based (a "Claim Notice"). If an Indemnified Party receives notice of a third-party claim for which it intends to seek indemnification hereunder, it shall give the Indemnifying Party written notice of such claim, so that the Indemnifying Party's defense of such claim under this Agreement may be timely instituted. The failure by an Indemnified Party to provide such written notice shall not constitute a waiver of the Indemnified Party's right to indemnity unless such failure has prejudiced the Indemnifying Party's ability to defend such claim, and then only to the extent of such prejudice.

                  (ii) If, after receiving a Claim Notice, the Indemnifying Party desires to dispute such claim or the amount claimed in the Claim Notice, it shall deliver to the Indemnified Party a written objection to such claim or payment setting forth the basis for disputing such claim or payment. Such notice shall be delivered within thirty (30) days after the date the Claim Notice to which it relates is received by the Indemnifying Party. If no such notice is received within the aforementioned 30-day period, the Indemnified Party shall be entitled to payment for such Losses from the Indemnifying Party within ten (10) days of the end of such 30-day objection period.

                  (iii) If the Indemnifying Party shall agree that it is responsible for all amounts that may be recovered in connection with a third-party claim, action or suit (including waiving any deductible or limit that might otherwise apply under this Article 9) and is financially capable of satisfying its indemnification obligations, the Indemnifying Party shall have the right to conduct and control through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, any third-party claim, action or suit; provided, that the Indemnifying Party diligently contests and defends such claim. The Indemnified Party shall be entitled at any time, at its own cost and expense (except that such cost and expense shall be paid by the Indemnifying Party if the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent the interests of the Indemnified Party) to participate in such defense and to be represented by attorneys of its choosing. Except with the prior written consent of the Indemnified Party no Indemnifying Party, in the defense of such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

                  (iv) In the event that the Indemnifying Party does not elect to defend against any third-party claim, the Indemnified Party may defend against such claim in such manner as it may deem appropriate and the Indemnifying Party shall be liable for any legal expenses reasonably incurred in connection with such defense; provided, that the Indemnified Party shall not, without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or consent to the entry of judgment with respect to such third-party claim.

                  (v) In the event of any claim by a third party, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.

9.6.     Limitations on Amounts

                  The  Indemnifying  Party  shall  not be  obligated  to pay any amounts for indemnification for breaches of representations and warranties under this Article 9 until the aggregate indemnification obligation of such Indemnifying Party hereunder for such breaches (and under the R&D Agreement) exceeds $500,000, whereupon the Indemnifying Party shall be liable for all amounts for which indemnification may be sought which exceed $500,000. Notwithstanding the foregoing, in no event shall the aggregate liability of Motient Services to Newco exceed the Purchase Price (to the extent actually paid) plus the R&D Fee (the "Cap"), except in the case of (i) a fraud or willful breach by Motient Services, (ii) a breach by Motient Services of the representations and warranties contained in Sections 4.3 or 4.15 hereof with respect to the Indenture, (iv) liabilities of Motient Services or its Affiliates that are not Assumed Liabilities. For purposes of calculating the Cap, all amounts received by Newco for Losses under the R&D Agreement and any Agreements delivered pursuant hereto shall be included in calculating the Cap.

9.7.     Force Majeure

                  Notwithstanding any other provision of this Article 9, neither Motient Services nor Newco shall be liable for any failure of performance of the terms of this Agreement due solely to acts of God, fires, floods or other natural catastrophes; national emergencies, insurrections, riots or wars; strikes, lockouts, work stoppages or other labor difficulties beyond such parties' reasonable control.

9.8.     Subrogation

                  If any Indemnified Party receives any payment or other indemnification from an Indemnifying Party with respect to any Claim or demand by any third party against the Indemnified Party, the Indemnifying Party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such Claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party agrees to provide reasonable levels of assistance and cooperation to such subrogated party, in enforcing such rights.

10.      TERMINATION

10.1.    Termination

                  Subject to the provisions of Section 10.2 hereof, this Amended Sale Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated:

                    (a) at any time prior to the Closing by mutual written consent of the parties hereto;

                    (b) pursuant to Section 8.9 hereof; or

                    (c) if the  Investment  Agreement is terminated  pursuant to
                    Section 11 thereof.

10.2.    Effect of Termination

                  In the event this Amended Sale Agreement is terminated as provided in this Section 10, this Amended Sale Agreement shall forthwith be of no further force and effect, and the parties shall be released from all future obligations hereunder; provided, however, that (i) the termination shall not relieve any party hereto of liability for any breach of this Amended Sale Agreement, (ii) Newco shall return all Documents provided by Motient Services to Newco pursuant to this Amended Sale Agreement and (iii) the indemnification obligations set forth in Sections 3.7.1, 9.2 and 9.4 and the obligations set forth in Sections 3.4 and 11.3 shall survive. If the Closing shall not occur, in no event shall Motient Services be liable for any amount over and above the Initial Payment and the R&D Fee.

11.      MISCELLANEOUS

11.1.    Additional Actions and Documents

                  Each party hereto hereby agrees that, from time to time, whether before, at or after the Closing, such party will take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, intent, terms and conditions of this Amended Sale Agreement.

11.2.    No Brokers

                  Each party hereto represents and warrants to the other party that such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Amended Sale Agreement that will give rise to any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Amended Sale Agreement for which Motient Services or Newco will be responsible. Each party hereto agrees to indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such party for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

11.3.    Expenses

                  Subject to the indemnity provisions of Article 9, each party hereto shall pay its own expenses incident to this Amended Sale Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements. Each party shall pay any Hart-Scott-Rodino filing fees payable in connection with any Hart-Scott-Rodino filing required to be made by such party.

11.4.    Assignment

                  Motient Services shall not assign its rights and obligations under this Amended Sale Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Newco. Newco shall not assign its rights and obligations under this Amended Sale Agreement, in whole or in part, whether by operation of law or otherwise, unless the assignee agrees to be bound by all of the terms and conditions hereof applicable to Newco hereunder; provided that the parties acknowledge that the conversion of Newco into a Delaware limited partnership prior to the Closing shall not constitute an assignment contrary to the terms of this Section 11.4; provided further that Newco may assign any or all of its rights and obligations under this Amended Sale Agreement to a wholly-owned subsidiary of Newco as Newco deems necessary or appropriate to satisfy FCC requirements. Any assignment contrary to the terms of this Section 11.4 shall be null and void and of no force and effect. In no event shall the assignment by Motient Services or Newco of such party's respective rights or obligations under this Amended Sale Agreement, whether before, at or after the Closing, release such party from such party's respective liabilities and obligations hereunder.

11.5.    Entire Agreement; Amendment

                  This Amended Sale Agreement, including the Disclosure Schedule, the Exhibits and other Documents referred to herein or furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated hereby, and it supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modification or discharge of this Amended Sale Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

11.6.    Waiver

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Amended Sale Agreement or under any other Documents furnished in connection with or pursuant to this Amended Sale Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

11.7.    Severability

                  If any part of any provision of this Amended Sale Agreement or any other Agreement or document given pursuant to or in connection with this Amended Sale Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Amended Sale Agreement; unless such invalid or unenforceable provision(s) are an essential part of the agreed exchange.

11.8.    Governing Law

                  This Amended Sale Agreement is being executed and delivered in, and shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of law that would give effect to the application of the law of another jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case having jurisdiction over New York County, for any dispute arising out of or relating to this Amended Sale Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby (and agrees not to commence any litigation relating thereto except in such courts unless such courts shall have declined to exercise jurisdiction), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Amended Sale Agreement shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Amended Sale Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case having jurisdiction over New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient or improper forum.

11.9.    Notices

                  All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Amended Sale Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy addressed as follows:

                  (i)      If to Newco:

                           Mobile Satellite Ventures LLC
                           10802 Parkridge Boulevard
                           Reston, Virginia  20191-5416
                           Attn:  General Counsel
                           Telecopy No.:        703-758-6134

                           with copies to:

                           Mobile Satellite Ventures LLC
                           211 North Union Street, Suite 300
                           Alexandria, Virginia  22314
                           Attn:  Hal B. Perkins, Esq.
                           Telecopy No.:        703-706-3801

                           and

                           Kirkpatrick & Lockhart LLP
                           1251 Avenue of the Americas
                           45th Floor
                           New York, NY  10020-1104
                           Attn:  William J. Phillips, Esq.
                           Telecopy No.:        212-536-3901


                  (ii)     If to Motient Services:

                           Motient Services Inc.
                           10802 Parkridge Boulevard
                           Reston, Virginia  20191-5416
                           Attn:  General Counsel
                           Telecopy No.:        703-758-6134

                           with a copy to:

                           Hogan & Hartson L.L.P
                           8300 Greensboro Drive
                           Suite 1100
                           McLean, VA  22102
                           Attn:  Richard K.A. Becker, Esq.
                           Telecopy No.:        703-610-6200

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed or telecopied in the manner described above shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

11.10.   Headings

                  Section headings contained in this Amended Sale Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Amended Sale Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

11.11.   Interpretation; Absence of Presumption

(a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Amended Sale Agreement as a whole (including all of the Exhibits hereto) and not to any particular provision of this Amended Sale Agreement, and Article, Section, paragraph, Exhibit and Schedule to the
Disclosure Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedule to the Disclosure Schedule to this Amended Sale Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Amended Sale Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.

(b) This Amended Sale Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

11.12.   Execution in Counterparts

                  To facilitate execution, this Amended Sale Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Amended Sale Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

11.13.   Limitation on Benefits

                  The covenants, undertakings and agreements set forth in this Amended Sale Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

11.14.   Binding Effect

                  Subject to any provisions hereof restricting assignment, this Amended Sale Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amended Sale Agreement, or have caused this Amended Sale Agreement to be duly executed on their behalf, as of the day and year first above written.

                           MOBILE SATELLITE VENTURES LLC


                           By: /s/Gary M. Parsons
                              -----------------------------------------------
                              Gary M. Parsons, Chairman



                           MOTIENT SERVICES INC.


                           By: /s/Gary M. Parsons
                              -----------------------------------------------
                              Gary M. Parsons, Chairman

Exhibit           Reference                                          Section



A                 Definitions                                        1

B                 Form of Promissory Note                            2.2(a)(iii)

C                 Form of Bill of Sale and Limited Assignment
                      and Assumption Agreement                       8.1(d)

                                    EXHIBIT A

                  TO AMENDED AND RESTATED ASSET SALE AGREEMENT

                           DATED AS OF JANUARY 8, 2001

DEFINITIONS

                  "Affiliate" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, ten percent or more stockholder, ten percent or more partner or ten percent or more member of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

                  "Agreement" means any concurrence of understanding and intention between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and memoranda of understanding.

                  "Ancillary   Agreements"  means  the  R&D  Agreement  and  the
Cross-Licensing Agreement.

                  "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

                  "Benefit Plan" means each funded or unfunded, written or oral, employee benefit plan, contract, agreement, incentive, salary, wage or other compensation plan or arrangement, including, but not limited to, each retirement, pension, profit sharing or savings plan, bonus, deferred compensation, equity, incentive compensation or severance, health, life insurance, dental, disability, vacation, and each other employee benefit program, plan, policy or arrangement, maintained, contributed to, or required to be contributed to by Motient Services for the benefit of employees, former employees, directors, agents or consultants involved in the Satellite Communications Business, or for which Motient Services may be responsible or with respect to which it may have any liability, whether or not subject to ERISA and whether legally binding or not. For purposes of this definition, any reference to the term "Motient Services" shall be deemed to refer also to any entity which is under common control or affiliated with the Motient Services within the meaning of Section 4001 of ERISA, and the rules and regulations promulgated thereunder and/or Sections 414(b), (c), (m) or (o) of the Code and the rules and regulations promulgated thereunder.

                  "Claims" means all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, charges, complaints, injunctions, judgments, orders, decrees, rulings, dues, fines, amounts paid in settlement, obligations, liens, costs of environmental investigations and/or cleanups, Taxes, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

                  "Cross-Licensing Agreement" means the Cross-Licensing and Bulk Resale Agreement, dated as of June 29, 2000, among Motient Communications, Inc., Motient Services and Newco, as amended.

                  "Disclosure Schedule" means the disclosure schedule identified as the Disclosure Schedule to this Amended Sale Agreement, as updated on the Closing Date pursuant hereto.

                  "Documents" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or otherwise) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, financial statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

                  "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, Claim or equity of any kind.

                  "ERISA" means the Employee Retirement Income Security Act

                  "FCC"   means  the  United   States   Federal   Communications
Commission or any successor United States federal agency or agencies with responsibility for licensing the use of the radio frequency spectrum similar to that of the current agency.

                  "Financial Statement" shall have the meaning given such term in Section 4.18.

                  "Hart-Scott-Rodino"  means  the  Hart-Scott-Rodino   Antitrust
Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "Intercompany Agreements" means all Agreements, liabilities and obligations between Motient Services and Motient Corporation or any of its direct or indirect subsidiaries, except for the Ancillary Agreements or any other Agreements delivered in connection herewith.

                  "Investment Agreement" means that certain January 2001 Investment Agreement, of even date herewith, by and among Motient Corporation, Newco, TMI Communications Company Limited Partnership and the other parties named therein.

                  "Investor Option" means the option to acquire an additional number of shares of Investor Interests described in Section 2.1 of the Investment Agreement.

                  "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, health and fire prevention; but excluding Environmental Laws).

                  "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

                  "Material Adverse Effect" means a material adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or the condition (financial or otherwise) of Motient Services.

                  "Motient Services Tax Returns" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated tax reports required to be filed by Motient Services.

                  "Note"  shall  have the  meaning  given  such term in  Section
2.2(a).

                  "Ordinary   Course  of  Business"  means  ordinary  course  of
business consistent with past practices.

                  "Purchase  Price"    means   Eighty   Four   Million   Dollars
($84,000,000).

                  "Refund" means an amount equal to the Initial Payment and the R&D Fee (i.e., a total of $44 million) subject to reduction pursuant to Section 8.10.

                  "R&D Agreement" means the Research & Development, Marketing and Service Agreement, dated as of June 29, 2000, as amended, between Newco and Motient Services, as amended.

                  "R&D Fee" means the $20 million fee paid by Newco to Motient Services pursuant to the R&D Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

                  "Shared  Assets"  shall  have the  meaning  given such term in
Section 8.5(a).

                  "Taxes" means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imposts, duties, withholdings, or other similar charges of every kind, character or description imposed by any governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

                  "Tax Liabilities" means any action, suit, proceeding, audit, investigation or Claim pending or threatened in respect of any Taxes for which Motient Services is or may become liable, or any deficiency or Claim for any such Taxes that has been to Motient Services' knowledge proposed, asserted or threatened.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Transportation  Market"  means  organizations  engaged in the carriage and delivery of goods in the United States in the following market segments, as identified by the Department of Transportation: truckload (or long-haul) (including "for hire" and "rental/lease"), less-than-truckload
(including "for hire" and "rental/lease"), private carriers and railway carriers; it does not include the courier or package delivery business.

                                    EXHIBIT B
                             Form of Promissory Note

                                    EXHIBIT C
                                BILL OF SALE AND

                   LIMITED ASSIGNMENT AND ASSUMPTION AGREEMENT

                  THIS BILL OF SALE AND LIMITED ASSIGNMENT AND ASSUMPTION AGREEMENT ("Bill of Sale") is made on _________ , 20__ by Motient Services, Inc., a Delaware corporation ("Seller") and Motient Satellite Ventures LLC, a Delaware limited liability company ("Buyer"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in that certain Amended and Restated Asset Sale Agreement, dated as of January 8, 2001 (the "Sale Agreement").

                  WHEREAS, Seller and Buyer, have entered into the Sale Agreement, whereby Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, certain tangible and intangible assets and rights of Seller, all in accordance with and subject to the terms and conditions set forth in the Sale Agreement;

                  WHEREAS, the Sale Agreement provides that Buyer shall assume certain, specified liabilities and obligations of Seller, but only such specified liabilities and obligations;

                  NOW, THEREFORE, for and in consideration of the payment by Buyer of the Purchase Price, and in further consideration of the mutual covenants and agreements contained in the Sale Agreement, and pursuant to the terms of the Sale Agreement, Seller does hereby bargain, sell, assign, transfer, convey and deliver to Buyer and its successors and assigns all right, title, benefit, and interest of Seller in and to the Subject Assets (as defined in the Sale Agreement) and Buyer hereby assumes and agrees to keep, observe, perform, pay and discharge when due and payable or when such keeping, observing, performing, paying or discharging is required and agrees to be solely responsible  for  all  of the  Assumed  Liabilities  (as  defined  in  the  Sale
Agreement). The indemnification obligations of the parties shall be governed exclusively by the Sale Agreement.

                  TO HAVE AND TO HOLD the said described property unto Buyer and its successors and assigns for their exclusive use and benefit forever.

                  Except for the liabilities and obligations expressly assumed by Buyer hereby, Buyer shall not assume or be deemed to assume or have any responsibility for any debts, liabilities or obligations of any kind or description of Seller, whether connected with the Satellite Communications Business, the Subject Assets or otherwise

                  Nothing in this Bill of Sale shall alter any liability or obligation of Seller arising under the Sale Agreement, which shall govern the representations and warranties and the obligations of the parties with respect to the Assets. Nothing in this Bill of Sale shall be deemed to create or imply any right or benefit in any person other than Seller, Buyer or their respective successors and assigns.

                  This Bill of Sale shall be governed and enforced in accordance with the laws of the State of New York.

                  This Bill of Sale shall be subject in all respects to the Sale Agreement and shall be construed so as to carry out the intentions of the parties thereto as expressed in the Sale Agreement. In the event of a conflict between the terms and conditions of this Bill of Sale and the terms and conditions of the Sale Agreement, the terms and conditions of the Sale Agreement shall govern, supersede and prevail.

                  The parties do hereby agree, from and after the date hereof upon the request of Buyer, to execute such other documents as the other may reasonably require in order to obtain the full benefit of this Bill of Sale.

                  IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale to be duly executed, and the appropriate corporate seal affixed, as of the date first written above.

                                     Seller:

[Seal]                                      MOTIENT SERVICES Inc.

Attest:

___________________________                 By:  ________________________(SEAL)
                                            Name:  ____________________________
                                            Title:  ___________________________


                                     Buyer:

[Seal]                                      MOBILE SATELLITE VENTURES LLC

Attest:

___________________________                 By:  ________________________(SEAL)
                                            Name:  ____________________________
                                            Title:  ___________________________